SECURITIES AND EXCHANGE COMMISSION
                                               WASHINGTON, DC 20549




                                                     FORM 8-K

                                                  CURRENT REPORT


          Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



              Date of report (Date of earliest event reported): March 20, 1998

                                            NAPRO BIOTHERAPEUTICS, INC.
                              (Exact Name of Registrant as Specified in Charter)


 Delaware                         0-243201                 84-1187753
(State or Other Jurisdiction of  (Commission File Number) (I.R.S. Employer
Incorporation)                                            Identification Number)


                                              6304 Spine Road, Unit A
                                              Boulder, Colorado          80301
                              (Address of Principal Executive Offices)(Zip code)


              Registrant's telephone number, including area code: (303) 530-3891

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Item 5.  Other Events

     As previously reported, on January 28, 1998, the Company entered into definitive agreements relating to modification of certain terms of its 5% Senior Convertible Notes due June 4, 2000 (the "Notes") and Series C Senior Convertible Preferred Stock (the "Preferred Stock"). On March 20 and March 31, 1998 the Company entered into letter agreements with the holders of the Notes and the holder of the Preferred Stock, respectively, further modifying such terms.

    The March 20 and 31, 1998 letter agreements have been filed as exhibits to this Report and are incorporated herein by this reference. The description of provisions of the letter agreements in this Report does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 7.       Financial Statements, Pro Forma Financial Information and Exhibits

         (c)      Exhibits.


Exhibit No.                   Exhibit Description

4.1 Letter Agreement, dated as of March 20, 1998, by and among the Registrant and the noteholders named therein.



4.2 Letter Agreement, dated as of March 31, 1998, by and between the Registrant and Advantage Fund II, Ltd.


                                                    SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    NAPRO BIOTHERAPEUTICS, INC.



                                                    By:  \s\ Gordon H. Link, Jr.
                                                             Gordon H. Link, Jr.
                                                         Chief Financial Officer

Date:  April 8, 1998

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